Exhibit 3.36
LIMITED LIABILITY COMPANY AGREEMENT
OF
CASCADES TISSUE GROUP — MARYLAND LLC
     THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is entered into and adopted as of August 15, 2006, by and between Cascades Auburn Fiber Inc., a Delaware corporation (the “Member”), and Cascades Tissue Group — Maryland LLC, a Delaware limited liability company (the “Company”), in accordance with the terms set forth herein.
PRELIMINARY STATEMENT
     WHEREAS, the Company was formed as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate of Formation”) with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 11, 2006; and
     WHEREAS, the Member, who is the sole member of the Company, and the Company now desire to enter into and adopt this Agreement to establish the manner in which the business and affairs of the Company shall be managed.
     NOW THEREFORE, the Member and the Company hereby acknowledge and agree that this Agreement shall be as follows:
ARTICLE I
FORMATION; PRINCIPAL OFFICE; RESIDENT
AGENT; PURPOSE; TERM
     Section 1.1 Formation. The Company has been formed as a limited liability company under the Delaware Limited Liability Company Act, DEL. CODE ANN., TIT. 6, §§ 18-110, et. seq. (the “LLC Act”).
     Section 1.2 Principal Office and Registered Agent. The present address of the principal office of the Company is 551 Eastern Boulevard South, Hagerstown, Maryland 21740 and the name and address of the Company’s registered agent is set forth in the Certificate of Formation.
Section 1.3 Purpose. The purposes for which the Company is formed are:
i.	to produce, convert and market packaging products, fine specialty papers and tissue papers and any other related business or businesses (the “Business”);

ii.	to acquire, own, hold, develop, lease, manage, sell and otherwise deal with real property or personal property;

iii.	to acquire and hold ownership interests in other entities that acquire, own, hold, develop, lease, manage, sell and otherwise deal with real property or personal property;

iv.	to obtain financing necessary or desirable to carry out the foregoing purposes;

v.	to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, limited liability companies of a similar character by the LLC Act; and

vi.	to engage in any other lawful act or activity which may be carried on by a limited liability company under the LLC Act which the Member may from time to time authorize or approve pursuant to the provisions of this Agreement whether or not related to the Business or to any other business at the time or theretofore engaged in by the Company.
     The foregoing enumerated purposes shall be in addition to and not in limitation of the general powers of limited liability companies under the LLC Act.
     Section 1.4 Term. The Company shall have a perpetual existence; provided, however, that the Company may be dissolved in accordance with Section 6.1 hereof.
     Section 1.5 Certificate of Formation. Prior to the date hereof, an authorized person executed the Certificate of Formation and filed the same for record with the Secretary of State. The Member hereby ratifies, confirms and adopts as the actions of the Company all actions taken by such authorized person to effect the formation of the Company. The Company, or its agents or representatives, shall take or cause to be taken any necessary action or actions to maintain its good standing as a limited liability company under the LLC Act, including, without limitation, the filing of any certificates of correction, articles of amendment and such other applications and certificates as may be necessary to protect the limited liability of the Member and to cause the Company to comply with the applicable laws of any jurisdiction in which the Company owns property or does business.
ARTICLE II
MEMBER; CAPITAL CONTRIBUTION;
AND PERCENTAGE INTEREST
     Section 2.1 Defined Terms. For all purposes of this Agreement, the following terms shall have the meanings given to them below:
     “Available Cash” means for any fiscal period, cash available for distribution to the Member and any Additional Members (as defined hereinafter), of whatever source or nature, which the Board of Managers (as defined in the Bylaws) determines in its sole discretion is available for distribution to the Member or any Additional Member and is not necessary to pay expenses and obligations of the Company, to fund reserves or to make any other expenditure by the Company.
          “Capital Contribution” means with respect to the Member or any Additional Member, the total amount of cash or the fair market value (as determined by the Company) of any property contributed by the Member or any Additional Member (net of any liabilities assumed by the Company and any liabilities to which such property is subject) in accordance with this Agreement.
          “LLC Interest” means with respect to the Member or any Additional Member, the entire ownership interest of such Member or Additional Member in the Company at any particular time, including such Member’s or Additional Member’s share of the profits and losses of the Company, the right to receive distributions from the Company and the right to any and all other benefits to which such Member or Additional Member may be entitled as provided in this Agreement and in the LLC Act, together with the obligations of such Member or Additional Member to comply with all the terms and provisions of this Agreement and of the LLC Act.
          “Percentage Interest” means with respect to the Member or any Additional Member the Member’s or Additional Member’s percentage of certain specified rights, benefits, duties and obligations by virtue of being a member of the Company and holding an LLC Interest in the Company as set forth on Schedule A, which is hereby incorporated into this Agreement by reference, as the same may be amended from time to time in accordance with the terms of this Agreement.
     Section 2.2 Member; Capital Contribution and Percentage Interest.
     (a) The name, address, and Percentage Interest of the Member are as set forth on Schedule A. As the Member’s initial Capital Contribution to the Company, the Member hereby contributes the amount of its Capital Contribution set forth on Schedule A in cash to the capital of the Company.
     (b) One or more persons may be admitted to the Company as additional members (each an “Additional Member” and, collectively, the “Additional Members”) pursuant to such terms and conditions as determined by the Board of Managers in its sole discretion.
     (c) Schedule A shall be amended from time to time to reflect any change to the information set forth thereon, including any change of address or the admission of any Additional Member.
     (d) The Member or any Additional Member shall not be required to make any additional Capital Contributions to the Company or lend any funds to the Company, although the Member or any Additional Member may agree to do so.

ARTICLE III
DISTRIBUTIONS
     Section 3.1 Distributions of Available Cash or Other Assets.
     The Board of Managers may cause the Company to distribute Available Cash or other assets of the Company to the Member or any Additional Member at such times and in such amounts as the Board of Managers determines in its sole discretion.
ARTICLE IV
ADMINISTRATIVE PROVISIONS
     Section 4.1 Management of Business and Affairs.
     (a) Subject to the rights, powers and authority of the Member and any Additional Members, the authority to manage, control and operate the Company shall be vested in such managers as may be designated by the Member and any Additional Members from time to time in accordance with the Bylaws (the “Board of Managers”). All powers of the Company may be exercised by or under the authority of the Board of Managers. The Board of Managers shall have the right, power and authority to manage the affairs of the Company and make all decisions with respect thereto.
     (b) The initial managers on the Board of Managers, who shall hold office until the first anniversary of the date of this Agreement or his or her successor is elected and qualifies (unless he or she resigns, dies or is removed from office prior thereto), shall be as follows:
1.	Gary A. Hayden;

2.	Jean P. Breault;

3.	Guy Prenevost;

4.	Allan Hogg; and

5.	Nathalie Theberge.
     (c) The Board of Managers shall vote, approve a matter or otherwise take any action in accordance with the Bylaws.
     (d) Each of the managers on the Board of Manager (each being a “Manager”) shall be fully and entirely reimbursed by the Company for any and all reasonable out-of-pocket costs and expenses incurred by such person in connection with the management and supervision of the Company’s business and operations.
     (e) Except as determined by the Member and any Additional Members, no Manager shall be entitled to any compensation for his or her services to the Company as a manager.

     Section 4.2 Officers.
     (a) The Board of Managers may from time to time appoint officers of the Company in accordance with the Bylaws (each an “Officer” and, collectively, the “Officers”).
     (b) The Officers shall have such powers and duties and perform such roles as are customary for like officers of a Delaware corporation, or as otherwise specified in the Bylaws or designated from time to time by the Board of Managers.
     (c) The initial Officers, who shall hold office until his or her successor is elected and qualifies (unless he or she resigns, dies or is removed from office prior thereto), shall be as follows:

OFFICER	OFFICE
Gary A. Hayden	President

Guy Prenevost	Secretary and Treasurer

Nathalie Theberge	Assistant Secretary
     Section 4.3 Bylaws. For purposes of carrying out the business of the Company, the Member hereby adopts the Bylaws of the Company attached hereto as Exhibit A (the “Bylaws”).
     Section 4.4 Limitation on Liability of Members; Indemnification.
     (a) Except to the extent provided under the LLC Act or otherwise by law, no Member, Additional Member or Manager shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company, and the liability of each Member or Additional Member shall be limited solely to the amount of its contribution to the capital of the Company.
     (b) No Manager or Officer shall be liable, responsible, or accountable in liabilities, damages, or otherwise to the Company or any Member or Additional Member for errors in judgment, acts performed or failure to act by such Manager or Officer, on behalf of or for the Company in good faith and in a manner reasonably believed by such Manager or Officer to be in or not opposed to the best interests of the Company and within the scope of the authority conferred on such Manager or Officer by this Agreement or Bylaws, unless the error in judgment, act or omission constitutes gross negligence or willful misconduct.
     (c) The Company (but not any Member or Additional Member) shall indemnify and hold harmless the Managers and any Officer for any loss, damage, liability, cost or expense (including, without limitation, reasonable attorneys’ fees) arising out of any act or failure to act by such Manager or Officer, if such act or failure to act is (i) in good faith and reasonable;

(ii) within the scope of the authority granted to the Manager or Officer (as applicable) under this Agreement or the Bylaws and (iii) not attributable to gross negligence or willful misconduct. Any indemnity under this Section 4.4(c) shall be paid from, and only to the extent of, the Company’s assets and no Member or Additional Member shall have any personal liability on account thereof.
ARTICLE V
TRANSFERABILITY OF LLC INTERESTS
     Section 5.1 No Restrictions on Transfer and Withdrawal. The Member or any Additional Member shall be permitted to endorse, sell, give, pledge, encumber, assign, transfer or otherwise dispose of, voluntarily or involuntarily or by operation of law (hereinafter referred to as “Transfer”) all or any part of its or their LLC Interest(s). The Member or any Additional Member may voluntarily withdraw from the Company as a member.
     Section 5.2 Effect of Dissolution or Bankruptcy of the Member or any Additional Member. The dissolution or bankruptcy of the Member or any Additional Member shall not cause the termination or dissolution of the Company, and the business of the Company shall continue. Upon any such occurrence, the trustee, receiver, personal representative or other representative of the Member or Additional Member shall have all the rights of an assignee of the LLC Interest of the Member or Additional Member for the purpose of settling or managing the former Member’s or Additional Member’s property.
ARTICLE VI
DISSOLUTION OF THE COMPANY
     Section 6.1 Dissolution. The Company shall be dissolved upon the occurrence of the election by the Board of Managers to dissolve and terminate the Company. The Company shall not be dissolved upon the occurrence, with respect to the Member, of any of the events specified under the LLC Act.
     Section 6.2 Liquidation and Termination. Upon the dissolution of the Company, the Board of Managers shall cause the Company to liquidate by converting the assets of the Company to cash or cash equivalents and arranging for the affairs of the Company to be wound up with reasonable speed but with a view towards obtaining fair value for the Company’s assets, and, after satisfaction (whether by payment or by establishment of reserves therefor) of creditors, shall distribute the remaining assets to the Member and any Additional Members.

ARTICLE VII
BOOKS AND RECORDS; ACCOUNTING
     Section 7.1 Books, Records and Reports.
     (a) The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of the Company and the Board of Managers. The books and records of the Company may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction. The original or a certified copy of this Agreement shall be kept at the principal office of the Company. The books and records of the Company shall be maintained by the Board of Managers and shall be available for examination by the Member or any Additional Members, or its or their duly authorized representatives, during regular business hours.
     (b) The Board of Managers shall prepare or cause to be prepared within ninety (90) days of the end of each fiscal year (i) a balance sheet and report of the receipts, disbursements, profits or loss of the Company, and (ii) information sufficient for the Member or any Additional Members to report the profits and losses of the Company for income tax purposes. The cost of such financial and tax reports shall be an expense of the Company.
     Section 7.2 Bank Accounts. The bank accounts of the Company shall be maintained in accounts in the name of the Company may be but under the tax identification number of the Member in such banking institutions as determined in writing by the Board of Managers. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, shall be signed by any Officer or other person as authorized under the Bylaws or as may be authorized by the Board of Managers in writing from time to time.
     Section 7.3 Fiscal Year; Method of Accounting. The fiscal year of the Company and the method of accounting to be used in keeping the books of the Company shall be determined by the Board of Managers upon advice of the Company’s regular certified public accountant and in accordance with applicable law.
ARTICLE VIII
GENERAL PROVISIONS
     Section 8.1 Notices. All notices, offers, requests and demands herein required or permitted to be given or made shall be made in writing and deemed to be effectively served and delivered (i) when received by the party to whom it is addressed if delivered by hand or by overnight delivery service, (ii) three (3) days after the date of postmark if sent by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon confirmation of transmission if sent by telecopy. If the notice, offer, request or demand is intended for the Company, it shall be addressed to the Company at the principal office of the Company, or if intended for the Member of any Additional Member, shall be addressed to the Member or such Additional Member at such Member’s or Additional Member’s address appearing on Schedule

A hereto or addressed to such other person or at such other address designated by written notice given to the Company and the Member and any Additional Members.
     Section 8.2 Binding Provisions. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties.
     Section 8.3 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provisions of this Agreement.
     Section 8.4 Rules of Construction. Unless the context clearly indicates to the contrary, the following rules apply to the construction of this Agreement:
i.	References to the singular, include the plural and references to the plural, include the singular.

ii.	Words of the masculine gender include correlative words of the feminine and neuter genders.

iii.	The headings or captions used in this Agreement are for convenience of reference and do not constitute a part of this Agreement, nor affect its meaning, construction, or effect.

iv.	References to a person include any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

v.	Any reference in this Agreement to a particular “Article,” “Section” or other subdivision shall be to such Article, Section or subdivision of this Agreement unless the context shall otherwise require.

vi.	When any reference is made in this document or any of the schedules or exhibits attached hereto to the Agreement, it shall mean this Agreement, together with all other schedules and exhibits attached hereto, as though one document.
     Section 8.5 No Third Party Beneficiaries. No provision of this Agreement is intended to be for the benefit of any creditor to whom any debts, liabilities or obligations are owed by, or who otherwise has any claim against, the Company, the Member or any Additional Member, and no such creditor shall obtain any right under any such provisions or shall by reason of such provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Company, the Member or any Additional Members.

     Section 8.6 Entire Agreement; Amendments. This Agreement constitutes the entire agreement with respect to the subject matter hereof. This Agreement and the Certificate of Formation may only be modified or amended pursuant to a written amendment adopted by the parties.
     Section 8.7 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.
[Signatures appear on the following page.]

     IN WITNESS WHEREOF, the undersigned have each executed or caused this Limited Liability Company Agreement to be executed under seal as of the date and year first above written.

ATTEST:

CASCADES AUBURN FIBER INC.

(S) Claire Pinard	By:	(S) Nathalie Theberge
	Name:	Nathalie Theberge
	Title:	Assistant Secretary

CASCADES TISSUE GROUP — MARYLAND LLC

(S) Suzanne L Parker	By:	Guy Prenevost
	Name:	Guy Prenevost
	Title:	Secretary — Treasurer

SCHEDULE A
NAME, ADDRESS CAPITAL CONTRIBUTION AND PERCENTAGE INTEREST

	Capital	Percentage
Name and Address of Member	Contribution	Interest
Cascades Auburn Fiber Inc.	$5,000	100%
586 Lewiston Junction Road Auburn, Maine 04210

EXHIBIT A
BYLAWS

BYLAWS
OF
CASCADES TISSUE GROUP — MARYLAND LLC
          These Bylaws (these “Bylaws”) of Cascades Tissue Group — Maryland LLC (the “Company”) are adopted as of this 15th day of August, 2006, pursuant to the provisions of that certain Limited Liability Company Agreement (the “Agreement”) dated of even date herewith, by the Company’s sole Member, Cascades Auburn Fiber Inc.. Capitalized terms not herein defined shall have the meanings ascribed to them in the Agreement.
ARTICLE I
MEMBERS
          SECTION 1.01. Action by Written Consent of Member. Any action required or permitted to be taken by the Member under the Agreement, these Bylaws or the LLC Act may be taken by executing a written consent which sets forth the action and is signed by the Member.
ARTICLE II
BOARD OF MANAGERS
          SECTION 2.01. Function of Managers. The business and affairs of the Company shall be managed under the direction of the Board of Managers (the “Board”). All powers of the Company may be exercised by or under authority of the Board, except as conferred on or reserved to the Member by the Certificate of Formation (the “Certificate”), the Agreement, these Bylaws or the LLC Act.
          SECTION 2.02. Number of Managers. The number of Managers shall be five (5), which number may be increased or decreased from time to time by action of the Board or the Member.

          SECTION 2.03. Election and Tenure of Managers. On the anniversary date of the execution of the Agreement, the Member shall elect Managers to hold office until the next anniversary and until their successors are elected and qualify (unless any such Manager shall resign, die or be removed from office prior thereto).
          SECTION 2.04. Removal of Managers. Unless the Certificate or Agreement provides otherwise, the Member may at any time and from time to time remove any Manager, with or without cause.
          SECTION 2.05. Vacancy on Board. The Member may elect a successor to fill a vacancy on the Board which results for any reason. A Manager elected by the Member to fill a vacancy which results from the removal of a Manager serves for the balance of the term of the removed Manager.
          SECTION 2.06. Regular Meetings. Regular meetings of the Board shall be held on such date and at any place as may be designated from time to time by the Board.
          SECTION 2.07. Special Meetings. Special meetings of the Board may be called at any time by the President or by a majority of the Board by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board shall be held on such date and at any place as may be designated from time to time by the Board. In the absence of designation, such meeting shall be held at such place as may be designated in the call.
          SECTION 2.08. Notice of Meeting. Except as provided in Section 2.06 hereof, the Secretary or any Assistant Secretary shall give notice to each Manager of each regular and special meeting of the Board. The notice shall state the time and place of the meeting. Notice is given to a Manager when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by electronic transmission, telegraph, facsimile transmission or telephone, at least twenty-four (24) hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Company, at least seventy-two (72) hours before the time of the meeting. Unless these Bylaws or a resolution of the Board provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board. No notice of any meeting of the Board need be given to any Manager who attends, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any Manager who, in a writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

          SECTION 2.09. Action by Managers. Unless the Certificate or the Agreement requires a greater proportion, the action of a majority of the Managers present at a meeting at which a quorum is present is the action of the Board. A majority of the entire Board shall constitute a quorum for the transaction of business. In the absence of a quorum, the Managers present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
          SECTION 2.10. Meeting by Conference Telephone. Managers may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.
          SECTION 2.11. Action by Written Consent of Board. Any action required or permitted to be taken by the Board at a regular or special meeting in accordance with Sections 2.06 and 2.07 may be taken without a meeting by executing a unanimous written consent of the Board which sets forth the action and is signed by all of the Managers.
ARTICLE III
OFFICERS
          SECTION 3.01. Executive and other Officers. The Company shall have a President, a Secretary and a Treasurer. The Board shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Company, and may designate a chief operating officer, who shall have supervision of the operations of the Company. In the absence of any designation, the President shall serve as chief executive officer and chief operating officer. The Company may also have one or more Vice-Presidents, assistant officers and subordinate officers as may be established by the Board. A person may hold more than one office in the Company, except that no person may serve concurrently as both President and Vice-President of the Company. The Officers may also be, but do not need to be, Managers.
          SECTION 3.02. President. Unless otherwise provided by resolution of the Board, the President shall preside at all meetings of the Board at which he or she shall be present. Unless otherwise specified by the Board, the President shall be the chief executive officer and chief operating officer of the Company and shall perform the duties customarily performed by chief executive officers and chief operating officers. The President may execute, in the name and on behalf of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company. In general, the President shall perform such other duties customarily performed by a president of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board.
          SECTION 3.03. Vice-Presidents. Any Vice-President or Vice-Presidents, at the request of the President, or in the President’s absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there is more than one Vice-President, the Board may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board or the President.
          SECTION 3.04. Secretary. The Secretary shall (i) keep the minutes of the meetings of the Board and of any committees, in books provided for the purpose, (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law and (iii) be custodian of the records of the Company. The Secretary may witness any document on behalf of the Company, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, the Secretary shall perform such other duties customarily performed by a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board or the President.
          SECTION 3.05. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit, or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board; he or she shall render to the President and to the Board, whenever requested, an account of the financial condition of the Company. In general, the Treasurer shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board or the President.
          SECTION 3.06. Assistant and Subordinate Officers. The assistant and subordinate officers of the Company are all officers below the office of Vice-President,

Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board or the President.
          SECTION 3.07. Election, Tenure and Removal of Officers. Except for the initial officers of the Company (which shall be elected by the Member), the Board shall elect the officers of the Company. The Board may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, at the pleasure of the Board. The Board (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer shall not prejudice any of his or her contract rights (if any). The Board (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.
          SECTION 3.08. Compensation. The Board shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Company. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Manager. The Board may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.
          SECTION 3.09. Authority to Bind the Corporation. The President, Vice President, Secretary and Treasurer each shall have the full power and authority to bind the Company by written contract or agreement, in accordance with the duties vested in them by the Board of Managers and these Bylaws. Without limiting the forgoing, the President, Vice President, Secretary and Treasurer shall each have the full power and authority to execute all authorized contracts and other instruments to borrow money and set up bank accounts on behalf of the Company.
ARTICLE IV
FINANCE
          SECTION 4.01. Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, shall, unless otherwise provided by resolution of the Board, be signed by the President or the Secretary and shall not require any counter signature.

ARTICLE V
MISCELLANEOUS PROVISIONS
     SECTION 5.01. Seal. The Board may (but shall not be required to) provide a suitable seal, bearing the name of the Company, which shall be in the charge of the Secretary. The Board may authorize one or more duplicate seals and provide for the custody thereof. If the Company is required to place its seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Company.
     SECTION 5.03. Execution of Documents. Notwithstanding any contrary provision of law, a person who holds more than one office in the Company may act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.
     SECTION 5.04. Amendments. Any and all provisions of these Bylaws may be altered or repealed and new bylaws may be adopted by the Board at any regular or special meeting thereof or by written consent.